Exhibit 99-2

                         News Release

                                   Vectren Corporation
                                   P.O. Box 209
                                   Evansville, IN 47702-0209
October 31, 2000

For Immediate Release

 Vectren and Cinergy Affiliate to Acquire Miller Pipeline Corp.
                          from NiSource

Evansville and Cincinnati -- Reliant Services, LLC, jointly and equally owned by subsidiaries of Vectren Corporation (NYSE: VVC)

and Cinergy Corp. (NYSE:CIN) announced it has signed a definitive agreement to purchase the common stock of Indianapolis-based

Miller Pipeline Corporation from NiSource, Inc. (NYSE:NI) for approximately $68.3 million.  Miller Pipeline is one of the

nation's premier natural gas distribution contractors with nearly

50 years of experience in the construction industry.



The acquisition will expand Reliant's utility services business by adding underground pipeline construction, replacement and repair to its current services of underground facility locating,

contract meter reading and installation of telecommunications and electric facilities.



"This is a logical step in our strategy for growth.  It both complements our core business and strengthens our ability to manage costs," said Niel C. Ellerbrook, Vectren's Chairman and

Chief Executive Officer. "Miller Pipeline and its strong

management team have grown revenues on average by 13% over the last 3 years to nearly $73 million in 1999. We anticipate the acquisition will be slightly accretive to earnings for Vectren in its first year of operation."



"With their experience in underground pipeline construction,

including natural gas, water and wastewater, Miller is

strategically positioned to be a key player in the replacement of the region's aging infrastructure," said James E. Rogers, vice chairman, president and chief executive officer of Cinergy.  "In addition, Miller's growth will also come from general demand for new infrastructure due to suburban growth and the

                             -more-

increasing demand of utilities for contractors with a large

regional presence.    This acquisition is a great opportunity and

together, Miller Pipeline and Reliant are also well positioned to continue expansion into fiber optic and electric facilities

installation."



NiSource, based in Merrillville, Ind., stated that the sale of

Miller Pipeline is consistent with the company's intent to divest businesses outside of its core business as part of its merger with Columbia Energy Group, which is expected to close Nov. 1,

2000.



The Miller Pipeline acquisition requires review by the United

States Department of Justice under the Hart Scott Rodino Act and should be completed by the end of 2000.



More about Reliant Services

Reliant was formed in August 1998 and is owned as a joint venture between Vectren and Cinergy.

Reliant currently provides utility-related services such as

underground facility locating, contract meter reading services and electric and telecommunications installation services

throughout the Midwest region.

For more information about Reliant visit http://www.Reliant-

Services.com.

More About Miller Pipeline

Miller Pipeline was founded in 1953 (as a predecessor company)

and has grown to include three divisions

with approximately 110 construction crews and over 750 employees.

Miller Pipeline performs natural gas and water distribution and transmission construction primarily in the Mid-Wwest region and the repair and rehabilitation of gas, water and waste water

facilities nationwide.  For more information about Miller

Pipeline visit http://www.Millerpipeline.com

More About Vectren

Vectren, headquartered in Evansville, Indiana, through its

regulated subsidiaries Indiana Gas and SIGECO, offers gas and/or electricity to more than 650,000 customers in adjoining service areas that cover nearly two-thirds of Indiana. Vectren's non-

regulated subsidiaries currently offer energy-related products and services, fiber-optic based communication services, and

utility related services including materials management, debt collections, locating, meter reading and trenching services to customers throughout the surrounding region. In December 1999

(prior to its merger with SIGCORP, Inc. to form Vectren), Indiana

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Energy, Inc. announced the planned acquisition of the natural gas distribution business of Dayton Power

and Light Company. This acquisition is expected to close today and bring Vectren's total customer count to nearly one million.

To learn more about Vectren visit vectren.com

More about Cinergy

Cinergy Corp. is one of the nation's leading diversified energy companies, with a total enterprise value of $8.5 billion and assets of $10 billion.  Cinergy owns or operates nearly 20,000 megawatts of electrical and combined heat plant generation that is either operational or under development domestically and

internationally.  It also has 55,000 miles of electric and gas transmission lines in the United States and abroad and

approximately 9,000 employees in nine countries.  Its largest operating companies, The Cincinnati Gas & Electric Company and

PSI Energy, Inc., serve more than 1.4 million electric customers and 478,000 gas customers in Indiana, Ohio and Kentucky. In

addition to its U.S. operations, Cinergy owns and operates power generation, transmission and distribution assets in the Czech

Republic, Spain, the United Kingdom, Zambia, Kenya, South Africa

and Estonia.  Cinergy is also active in European gas and

electricity markets.



This news release may contain forward-looking statements concerning our anticipation of future events that involve inherent risks and uncertainties. A number of important factors which are difficult to predict and many of which are beyond the control of the company could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties, including, but not limited to, economic or weather conditions affecting future sales, changes in markets for energy services, changing energy market prices, legislative and regulatory changes, including revised environmental requirements, industry restructuring, availability and cost of capital and other similar factors.

Investor Contacts:  Steven M. Schein, VP/Investor Relations,
Vectren
               (812) 491-4209, mail to: sschein@vectren.com
               Steve Schrader, General Manager, Investor
Relations, Cinergy
               (513) 287-1083, sschrader@cinergy.com
               Dennis Senchak, VP, Investor Relations, NiSource
               (219) 647-6085

Media Contact:      Jeffrey W. Whiteside, VP/Corporate
               Communications, Vectren
               (812) 491-4205, jwhiteside@vectren.com
               Steve Brash, Manager, External Communications,
               Cinergy
               (513) 287-2226, sbrash@cinergy.com
               Jeff Moore, VP/Finance and Administration, Reliant
               Services, LLC
               (317) 554-5082, jmoore@reliant-services.com
               Sally Anderson, Director, Corporate
               Communications, NiSource
               (219) 647-6203



  Vectren Corporation, P.O. Box 209, Evansville, IN 47702-0209